Exhibit 99.1
Environmental Tectonics Corporation’s
Common Stock begins Trading on OTC Pink Sheets
Delists from NYSE AMEX LLC
New Ticked Symbol is ETCC
     Southampton, PA, June 1, 2009 – Environmental Tectonics Corporation (Pink Sheets: ETCC) (“ETC” or the “Company”) today reported that, effective June 1, 2009, the Company’s common stock began trading on the Pink Sheets on the Over-the-Counter Market under the symbol “ETCC”.
     On May 30, 2009, the Company’s common stock was delisted from trading on the NYSE AMEX LLC (“AMEX”). On May 20, 2009 the Company had filed a Form 25 with the Securities and Exchange Commission (“SEC”) and AMEX requesting the delisting of its common stock from AMEX. The Board of Directors’ decision to voluntarily delist its common stock from AMEX resulted from a compliance issue related to certain terms and conditions as contained in the proposed issuance of Series E Preferred Stock to H.F. Lenfest (“Lenfest”), a significant shareholder and member of the Company’s Board of Directors. ETC was not able to secure the Lenfest financing transaction on terms that would allow ETC to comply with the AMEX listing rules.
     The Company has applied to have its common stock traded on the Over-the-Counter Bulletin Board (“OTC-BB”). Given the light trading volume of its common stock, the Company believes that investors will be adequately served by trading on the OTC-BB. Additionally, to function as a market maker in the Company’s stock, an independent broker-dealer has filed a Form 211 with the Financial Industry Regulatory Authority (“FINRA”) which is currently under review.
     The Company has also applied for listing in Mergent Investor Relations Services (formerly Moody’s). Listing in Merchant will allow our investors to access current information about the Company.
     The Company intends to continue to comply with its reporting obligations under the Securities Exchange Act of 1934.
          ETC was incorporated in 1969 in Pennsylvania and this year we will celebrate our 40th anniversary. Our core technologies include the design, manufacture and sale of Training Services (TSG) which includes (1) software driven products and services used to create and monitor the physiological effects of flight; (2) high performance jet tactical flight simulation; (3) driving and disaster simulation systems, and Control Systems (CSG) which includes: (1) steam and gas sterilization; (2) testing and simulation devices for the automotive industry; (3) hyperbaric and hypobaric chambers. Product categories included in TSG are Aircrew Training Systems (ATS) and flight simulators, disaster management systems and entertainment applications. CSG includes sterilizers, environmental control devices and hyperbaric chambers along with parts and service support.
          This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on ETC’s current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about ETC’s and its subsidiaries that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.
          These forward-looking statements include statements with respect to the Company’s vision, mission, strategies, goals, beliefs, plans, objectives, expectations, anticipations, estimates, intentions, financial condition, results of operations, future performance and business of the company, including but not limited to, (i) potential additional funding by H.F. Lenfest, a member of our Board of Directors and a significant shareholder and PNC Bank, (ii) the trading of the Company’s common stock on the Over-the-Counter market, (iii) projections of revenues, costs of materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, capital structure, other financial items and the effects of currency fluctuations, (iv) statements of our plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions of customers, suppliers, competitors or regulatory authorities, (v) statements of future economic performance, (vi) statements of assumptions and other statements about the Company or its business, (vii) statements made about the possible outcomes of litigation involving the Company, (viii) statements regarding the Company’s ability to obtain financing to support its operations and other expenses, and (ix) statements preceded by, followed by or that include the words, “may,” “could,” “should,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or the negative of such terms or similar expressions. These forward-looking statements involve risks and uncertainties which are subject to change based on various important factors. Some of these risks and uncertainties, in whole or in part, are beyond the Company’s control. Factors that might cause or contribute to such a material difference include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2009, in the section entitled “Risks Particular to Our Business.” Shareholders are urged to review these risks carefully prior to making an investment in the Company’s common stock.
          The Company cautions that the foregoing list of important factors is not exclusive. Except as required by federal securities law, the Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.
Contact: Duane D. Deaner, CFO Tel: 215-355-9100      (ext. 1203)      Fax: 215-357-4000
ETC – Internet Home Page:      http://www.etcusa.com